EXHIBIT 99.2

Consolidated Report to the Financial Community
Third Quarter 2010

(Released October 26, 2010) (Unaudited)

HIGHLIGHTS		After-Tax EPS Variance Analysis	3rd.Qtr.
		3Q 2009 Basic EPS – GAAP Basis	$0.77
		Special Items – 2009	(0.34)
●	Normalized non-GAAP* earnings, excluding special items, were $1.28 per	3Q 2009 Normalized Earnings – Non-GAAP Basis*	$1.11
	share for the third quarter of 2010, compared with $1.11 per share for the third	Distribution Deliveries	0.17
	quarter of 2009. GAAP earnings for the third quarter of 2010 were $0.59 per	Commodity Margin	0.19
	share, compared with $0.77 per share for the third quarter of 2009.	O&M Expenses	0.12
		General Taxes	(0.03)
3Q 2010 Results vs. 3Q 2009		Investment Income - NDT	(0.25)
		Financing Costs	0.03
●	Electric distribution deliveries increased 3.1 million MWH, or 12%, due to an	Effective Income Tax Rate	(0.06)
	improvement in the economy and warmer weather. Cooling-degree-days were	3Q 2010 Normalized Earnings – Non-GAAP Basis*	$1.28
	60% higher than the same period last year and 33% above normal. Residential	Special Items – 2010	(0.69)
	deliveries increased 1.8 million MWH, or 19%, while commercial deliveries	3Q 2010 Basic EPS – GAAP Basis	$0.59
	increased by 476,000 MWH, or 5%. Industrial deliveries increased 843,000
	MWH, or 11%, primarily related to increased usage by steel, refining and
	automotive customers. Higher distribution delivery revenues increased earnings by $0.17 per share.

●	Commodity margin increased earnings by $0.19 per share, as the result of the factors described below.

FirstEnergy Solutions Corp.’s (FES) generation sales increased 6.3 million MWH, or 45%, and increased earnings by $0.77 per share.  FES continues to successfully execute its retail strategy by gaining customers in Ohio through direct and governmental aggregation sales channels.    FES retail sales also grew significantly in all other markets it serves, with expansion into multiple new territories, including southern Ohio areas and new markets in Pennsylvania.

FES Generation Sales - 3Q10 vs. 3Q09
(thousand MWH)	POLR	Direct	Aggregation	Total
MISO	(2,566)	4,241	3,330	5,005
PJM	738	537		1,275
Total Increase/ (Decrease)	(1,828)	4,778	3,330	6,280

FES wholesale electricity sales decreased 1 million MWH, or 26%, reducing earnings by $0.12 per share.

FES - Wholesale Sales - 3Q10 vs. 3Q09
(thousand MWH)	MISO	PJM	Total
Wholesale Sales Increase / (Decrease)	(1,628)	636	(992)

Generation output for the quarter increased 3.4 million MWH, or 19%, due to higher utilization of the FES fossil units. Approximately 30% of the increase in generation output was generated by the baseload fossil units.  Nuclear generation output was flat.

Generation Output - 3Q10 vs. 3Q09
(thousand MWH)	Fossil	Nuclear	Total
Generation Output Increase / (Decrease)	3,388	(29)	3,359

Higher fuel expenses reduced earnings by $0.20 per share primarily due to increased coal consumption, higher coal transportation costs and fuel surcharges.  Approximately 65% of the increase in fossil generation output came from the load-following units, resulting in a higher proportion of western Powder River Basin and Signal Peak coal in the fuel mix in the third quarter of 2010 versus the same period a year ago.   The increased consumption of western coal in the fuel mix increased coal transportation expenses, partially offset by lower unit prices.

Increased purchased power costs reduced earnings by $0.27 per share. The increase in energy purchases was primarily attributable to increased spot market purchases in PJM.  The increase in PJM energy purchases resulted from higher POLR and retail load requirements.

FES - Purchased Power - 3Q10 vs. 3Q09
(thousand MWH)	MISO	PJM	Total
Purchased Power Increase	281	1,869	2,150

Net PJM Reliability Pricing Model (RPM) capacity revenues and expenses increased earnings by $0.01 per share.  Lower capacity expenses for FES, Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) increased earnings by $0.05 per share, while lower capacity revenues  reduced earnings by $0.04 per share.

Consolidated Report to the Financial Community - 3rd Quarter 2010	2

Commodity Margin EPS Summary

	Revenues - 3Q10 vs. 3Q09
	FES Generation Sales			Wholesale	PJM RPM
EPS	POLR	Direct	Aggregation	Sales	Capacity	Total Rev
Rate	$0.03	($0.15)	$0.06	($0.04)	($0.04)	($0.14)
Volume	($0.25)	$0.66	$0.42	($0.08)		$0.75
Total	($0.22)	$0.51	$0.48	($0.12)	($0.04)	$0.61

Expenses - 3Q10 vs. 3Q09
		Purchased	PJM RPM
EPS	Fuel	Power	Capacity	Total Exp
Rate		$0.02	$0.05	$0.07
Volume	($0.20)	($0.29)		($0.49)
Total	($0.20)	($0.27)	$0.05	($0.42)

•	Lower O&M expenses increased earnings by $0.12 per share.

-
Lower Other Post-Employment Benefits (OPEB) expense in the third quarter of 2010 increased earnings by $0.03 per share.  In June 2009, FirstEnergy amended its health care benefits plan to reduce future subsidies it will be required to pay.

-
Lower non-OPEB employee benefits in the third quarter of 2010 increased earnings by $0.07 per share. The third quarter of 2009 included additional costs for incentive compensation and salary restoration.

-	Lower operating expenses, primarily from the Energy Delivery segment, increased earnings by $0.02 per share.

•	Higher general taxes decreased earnings by $0.03 per share, primarily due to higher KWH tax in Ohio and gross receipts tax in Pennsylvania.

•
Lower investment income from the nuclear decommissioning trusts reduced earnings by $0.25 per share.  In the third quarter of 2009, the company realized gains from the sales of securities held in trust.  The sales were designed to strategically reposition the assets to limit volatility risks and capture the strong market performance during the first nine months in 2009.

•
Net financing costs increased earnings by $0.03 per share.  Lower interest expense increased earnings by $0.02 per share, partially due to the impact of interest rate swap agreements implemented in the second quarter of 2010.  Higher capitalized interest related to construction programs increased earnings by $0.01 per share.

Consolidated Report to the Financial Community - 3rd Quarter 2010	3

•
A higher effective income tax rate decreased earnings by $0.06 per share.  Excluding the effect of special items in both years, the effective income tax rate increased to 38.5% in the third quarter of 2010 compared to 35.6% in the third quarter of 2009.  The increase principally reflects final tax adjustments upon filing the 2009 federal income tax return in September 2010.  The effective income tax rate for the nine months ended September 30, 2010, was unchanged from 36.9% in the same period of 2009.

•	Several special items were recognized during the third quarter of 2010.

Special Items	EPS
Regulatory Charges	$0.02
Merger Transaction Costs	$0.04
Lake Plant Charges	$0.60
Derivative Mark-to-Market Adjustment	$0.03
Total	$0.69

2010 Earnings Guidance

Normalized non-GAAP* earnings guidance for 2010, excluding special items, remains at $3.60 to $3.70 per share.  Year-to-date normalized non-GAAP earnings now stand at $2.92 per share.

* The 2010 GAAP to non-GAAP reconciliation statements can be found on page 16 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

For additional information, please contact:

Ronald E. Seeholzer	Irene M. Prezelj	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-5415	(330) 384-3859	(330) 761-4239

Consolidated Report to the Financial Community - 3rd Quarter 2010	4

FirstEnergy Corp.
Consolidated Statements of Income
 (In millions, except for per share amounts)

		Three Months Ended September 30			Nine Months Ended September 30
		2010	2009	Change	2010	2009	Change
Revenues
(1)	Electric utilities	$2,817	$2,942	$(125)	$7,752	$8,755	$(1,003)
(2)	Unregulated businesses	1,567	1,113	454	4,286	3,696	590
(3)	Intersegment revenues	(691)	(647)	(44)	(1,916)	(2,438)	522
(4	) Total Revenues	3,693	3,408	285	10,122	10,013	109

Expenses
(5)	Fuel	400	302	98	1,084	890	194
(6)	Purchased power	1,284	1,313	(29)	3,574	3,480	94
(7)	Other operating expenses	738	665	73	2,112	2,103	9
(8)	Provision for depreciation	182	188	(6)	565	550	15
(9)	Amortization of regulatory assets	176	261	(85)	549	903	(354)
(10)	Deferral of new regulatory assets	-	-	-	-	(136)	136
(11)	General taxes	206	192	14	587	587	-
(12)	Impairment of long-lived assets	292	-	292	294	-	294
(13	) Total Expenses	3,278	2,921	357	8,765	8,377	388
(14	) Operating Income	415	487	(72)	1,357	1,636	(279)

Other Income (Expense)
(15)	Investment income	46	191	(145)	93	207	(114)
(16)	Interest expense	(208)	(355)	147	(628)	(755)	127
(17)	Capitalized interest	41	35	6	122	96	26
(18	) Total Other Expense	(121)	(129)	8	(413)	(452)	39

(19	) Income Before Income Taxes	294	358	(64)	944	1,184	(240)
(20)	Income taxes	119	128	(9)	364	430	(66)
(21	) Net Income	175	230	(55)	580	754	(174)
(22	) Loss attributable to noncontrolling interest	(4)	(4)	-	(19)	(14)	(5)
(23	) Earnings Available to FirstEnergy Corp.	$179	$234	$(55)	$599	$768	$(169)

(24		) Earnings Per Share of Common Stock
(25)	Basic	$0.59	$0.77	$(0.18)	$1.97	$2.52	$(0.55)
(26)	Diluted	$0.59	$0.77	$(0.18)	$1.96	$2.51	$(0.55)
(27	) Weighted Average Number of
Common Shares Outstanding
(28)	Basic	304	304	-	304	304	-
(29)	Diluted	305	306	(1)	305	306	(1)

Consolidated Report to the Financial Community - 3rd Quarter 2010	5

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended September 30, 2010

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$2,609	$905	$-	$3,514
(2)	Other	148	52	(21)	179
(3)	Internal revenues	60	599	(659)	-
(4)	Total Revenues	2,817	1,556	(680)	3,693

	Expenses
(5)	Fuel	-	401	(1)	400
(6)	Purchased power	1,473	470	(659)	1,284
(7)	Other operating expenses	422	347	(31)	738
(8)	Provision for depreciation	111	62	9	182
(9)	Amortization of regulatory assets	176	-	-	176
(10)	General taxes	174	26	6	206
(11)	Impairment of long-lived assets	-	292	-	292
(12)	Total Expenses	2,356	1,598	(676)	3,278
(13)	Operating Income (Loss)	461	(42)	(4)	415

	Other Income (Expense)
(14)	Investment income (loss)	23	28	(5)	46
(15)	Interest expense	(125)	(53)	(30)	(208)
(16)	Capitalized interest	2	23	16	41
(17)	Total Other Expense	(100)	(2)	(19)	(121)

(18)	Income (Loss) Before Income Taxes	361	(44)	(23)	294
(19)	Income taxes (benefits)	137	(17)	(1)	119
(20)	Net Income (Loss)	224	(27)	(22)	175
(21)	Loss attributable to noncontrolling interest	-	-	(4)	(4)
(22)	Earnings Available to FirstEnergy Corp.	$224	$(27)	$(18)	$179

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 3rd Quarter 2010	6

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended September 30, 2009

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$2,804	$444	$-	$3,248
(2)	Other	138	46	(24)	160
(3)	Internal revenues	-	617	(617)	-
(4)	Total Revenues	2,942	1,107	(641)	3,408

	Expenses
(5)	Fuel	-	302	-	302
(6)	Purchased power	1,725	205	(617)	1,313
(7)	Other operating expenses	366	331	(32)	665
(8)	Provision for depreciation	112	69	7	188
(9)	Amortization of regulatory assets	261	-	-	261
(10)	General taxes	162	27	3	192
(11)	Total Expenses	2,626	934	(639)	2,921
(12)	Operating Income	316	173	(2)	487

	Other Income (Expense)
(13)	Investment income (loss)	46	159	(14)	191
(14)	Interest expense	(116)	(46)	(193)	(355)
(15)	Capitalized interest	1	18	16	35
(16)	Total Other Income (Expense)	(69)	131	(191)	(129)

(17)	Income Before Income Taxes	247	304	(193)	358
(18)	Income taxes	99	121	(92)	128
(19)	Net Income	148	183	(101)	230
(20)	Loss attributable to noncontrolling interest	-	-	(4)	(4)
(21)	Earnings Available to FirstEnergy Corp.	$148	$183	$(97)	$234

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 3rd Quarter 2010	7

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended Sep. 30, 2010 vs. Three Months Ended Sep. 30, 2009

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$(195)	$461	$-	$266
(2)	Other	10	6	3	19
(3)	Internal revenues	60	(18)	(42)	-
(4)	Total Revenues	(125)	449	(39)	285

	Expenses
(5)	Fuel	-	99	(1)	98
(6)	Purchased power	(252)	265	(42)	(29)
(7)	Other operating expenses	56	16	1	73
(8)	Provision for depreciation	(1)	(7)	2	(6)
(9)	Amortization of regulatory assets	(85)	-	-	(85)
(10)	General taxes	12	(1)	3	14
(11)	Impairment of long-lived assets	-	292	-	292
(12)	Total Expenses	(270)	664	(37)	357
(13)	Operating Income (Loss)	145	(215)	(2)	(72)

	Other Income (Expense)
(14)	Investment income (loss)	(23)	(131)	9	(145)
(15)	Interest expense	(9)	(7)	163	147
(16)	Capitalized interest	1	5	-	6
(17)	Total Other Expense	(31)	(133)	172	8

(18)	Income (Loss) Before Income Taxes	114	(348)	170	(64)
(19)	Income taxes (benefits)	38	(138)	91	(9)
(20)	Net Income (Loss)	76	(210)	79	(55)
(21)	Loss attributable to noncontrolling interest	-	-	-	-
(22)	Earnings Available to FirstEnergy Corp.	$76	$(210)	$79	$(55)

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 3rd Quarter 2010	8

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Nine Months Ended September 30, 2010

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$7,250	$2,302	$-	$9,552
(2)	Other	423	151	(71)	503
(3)	Internal revenues*	79	1,812	(1,824)	67
(4)	Total Revenues	7,752	4,265	(1,895)	10,122

	Expenses
(5)	Fuel	-	1,089	(5)	1,084
(6)	Purchased power	4,159	1,239	(1,824)	3,574
(7)	Other operating expenses	1,154	1,031	(73)	2,112
(8)	Provision for depreciation	339	194	32	565
(9)	Amortization of regulatory assets	549	-	-	549
(10)	General taxes	481	86	20	587
(11)	Impairment of long-lived assets	-	294	-	294
(12)	Total Expenses	6,682	3,933	(1,850)	8,765
(13)	Operating Income	1,070	332	(45)	1,357

	Other Income (Expense)
(14)	Investment income (loss)	75	42	(24)	93
(15)	Interest expense	(373)	(161)	(94)	(628)
(16)	Capitalized interest	4	67	51	122
(17)	Total Other Expense	(294)	(52)	(67)	(413)

(18)	Income Before Income Taxes	776	280	(112)	944
(19)	Income taxes	295	106	(37)	364
(20)	Net Income	481	174	(75)	580
(21)	Loss attributable to noncontrolling interest	-	-	(19)	(19)
(22)	Earnings Available to FirstEnergy Corp.	$481	$174	$(56)	$599

*	Under the accounting standard for the effects of certain types of regulation, internal revenues are not fully offset for sale of
	Renewable Energy Credits by FES to the Ohio Companies that are retained in inventory.

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 3rd Quarter 2010	9

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Nine Months Ended September 30, 2009

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$8,322	$929	$-	$9,251
(2)	Other	433	400	(71)	762
(3)	Internal revenues	-	2,349	(2,349)	-
(4)	Total Revenues	8,755	3,678	(2,420)	10,013

	Expenses
(5)	Fuel	-	890	-	890
(6)	Purchased power	5,278	551	(2,349)	3,480
(7)	Other operating expenses	1,191	1,001	(89)	2,103
(8)	Provision for depreciation	331	201	18	550
(9)	Amortization of regulatory assets	903	-	-	903
(10)	Deferral of new regulatory assets	(136)	-	-	(136)
(11)	General taxes	486	84	17	587
(12)	Total Expenses	8,053	2,727	(2,403)	8,377
(13)	Operating Income	702	951	(17)	1,636

	Other Income (Expense)
(14)	Investment income	111	136	(40)	207
(15)	Interest expense	(341)	(106)	(308)	(755)
(16)	Capitalized interest	3	42	51	96
(17)	Total Other Income (Expense)	(227)	72	(297)	(452)

(18)	Income Before Income Taxes	475	1,023	(314)	1,184
(19)	Income taxes	190	409	(169)	430
(20)	Net Income	285	614	(145)	754
(21)	Loss attributable to noncontrolling interest	-	-	(14)	(14)
(22)	Earnings Available to FirstEnergy Corp.	$285	$614	$(131)	$768

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 3rd Quarter 2010	10

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Nine Months Ended Sep. 30, 2010 vs. Nine Months Ended Sep. 30, 2009

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$(1,072)	$1,373	$-	$301
(2)	Other	(10)	(249)	-	(259)
(3)	Internal revenues*	79	(537)	525	67
(4)	Total Revenues	(1,003)	587	525	109

	Expenses
(5)	Fuel	-	199	(5)	194
(6)	Purchased power	(1,119)	688	525	94
(7)	Other operating expenses	(37)	30	16	9
(8)	Provision for depreciation	8	(7)	14	15
(9)	Amortization of regulatory assets	(354)	-	-	(354)
(10)	Deferral of new regulatory assets	136	-	-	136
(11)	General taxes	(5)	2	3	-
(12)	Impairment of long-lived assets	-	294	-	294
(13)	Total Expenses	(1,371)	1,206	553	388
(14)	Operating Income (Loss)	368	(619)	(28)	(279)

	Other Income (Expense)
(15)	Investment loss	(36)	(94)	16	(114)
(16)	Interest expense	(32)	(55)	214	127
(17)	Capitalized interest	1	25	-	26
(18)	Total Other Expense	(67)	(124)	230	39

(19)	Income (Loss) Before Income Taxes	301	(743)	202	(240)
(20)	Income taxes (benefits)	105	(303)	132	(66)
(21)	Net Income (Loss)	196	(440)	70	(174)
(22)	Loss attributable to noncontrolling interest	-	-	(5)	(5)
(23)	Earnings Available to FirstEnergy Corp.	$196	$(440)	$75	$(169)

*	Under the accounting standard for the effects of certain types of regulation, internal revenues are not fully offset for sale of
	Renewable Energy Credits by FES to the Ohio Companies that are retained in inventory.

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 3rd Quarter 2010	11

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	Sep. 30, 2010	Dec. 31, 2009
Current Assets:
Cash and cash equivalents	$632	$874
Receivables	1,564	1,397
Other	1,195	1,049
Total Current Assets	3,391	3,320

Property, Plant and Equipment	19,538	19,164
Investments	3,015	3,023
Deferred Charges and Other Assets	8,763	8,797
Total Assets	$34,707	$34,304

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,590	$1,834
Short-term borrowings	1,000	1,181
Accounts payable	813	829
Other	1,569	1,444
Total Current Liabilities	4,972	5,288

Capitalization:
Total equity	8,691	8,557
Long-term debt and other long-term obligations	12,104	11,908
Total Capitalization	20,795	20,465
Noncurrent Liabilities	8,940	8,551
Total Liabilities and Capitalization	$34,707	$34,304

General Information
	Three Months Ended Sep. 30		Nine Months Ended Sep. 30
	2010	2009	2010	2009
Debt redemptions	$(15)	$(1,332)	$(422)	$(2,213)
New long-term debt issues	$251	$2,472	$251	$4,151
Short-term borrowings decrease	$(452)	$(764)	$(171)	$(764)
Property additions	$(470)	$(432)	$(1,467)	$(1,575)

Adjusted Capitalization
	As of September 30		As of December 31
	2010	% Total	2009	% Total
Total equity*	$8,691	36%	$8,557	36%
Long-term debt and other long-term obligations	12,104	51%	11,908	50%
Currently payable long-term debt	1,590	7%	1,834	8%
Short-term borrowings	1,000	4%	1,181	5%
Adjustments:
Sale-leaseback net debt equivalents	1,395	6%	1,391	6%
JCP&L securitization debt and cash	(924)	-4%	(1,189)	-5%
Total	$23,856	100%	$23,682	100%

*Includes $(1,350) million and $(1,415) million, respectively, of Accumulated Other Comprehensive Loss

Consolidated Report to the Financial Community - 3rd Quarter 2010	12

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended Sep. 30		Nine Months Ended Sep. 30
	2010	2009	2010	2009
Cash flows from operating activities
Net income	$175	$230	$580	$754
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization, and deferral of regulatory assets	358	449	1,114	1,317
Deferred purchased power and other costs	(46)	(100)	(192)	(235)
Deferred income taxes and investment tax credits	100	352	259	421
Deferred rents and lease market valuation liability	41	39	(21)	(20)
Cash collateral received (paid), net	9	(133)	(54)	(85)
Commodity derivative transactions, net	(11)	8	(40)	26
Interest rate swap transactions	86	-	129	-
Impairment of long-lived assets	292	-	294	-
Pension trust contribution	-	(500)	-	(500)
Change in working capital and other	211	17	4	(214)
Cash flows provided from operating activities	1,215	362	2,073	1,464
Cash flows provided from (used for) financing activities	(386)	191	(870)	617
Cash flows used for investing activities	(478)	(615)	(1,445)	(1,788)
Net change in cash and cash equivalents	$351	$(62)	$(242)	$293

Deferrals and Amortization	Three Months Ended September 30			Nine Months Ended September 30
	2010	2009	Change	2010	2009	Change
Ohio Rate Certainty Plan Amortization (Deferrals)
Ohio Transition costs	$-	$5	$(5)	$-	$70	$(70)
Shopping incentives & interest	47	26	21	128	228	(100)
RCP distribution reliability costs and interest	-	(3)	3	-	(14)	14
RCP fuel & interest	(5)	(5)	-	(15)	(19)	4

Ohio Amended ESP Amortization (Deferrals)
Uncollectible customer accounts	$(1)	$5	$(6)	$(6)	$(2)	$(4)
Economic development costs & interest	1	19	(18)	10	25	(15)
Generation cost rider true-up & interest	(6)	(21)	15	1	(12)	13
CEI fuel & interest	-	-	-	-	(141)	141
Distribution reliability costs (RDD/NDD)	14	12	2	84	12	72

Ohio Transmission Amortization (Deferrals)
MISO transmission costs	$(16)	$10	$(26)	$(37)	$96	$(133)

Ohio Other Amortization (Deferrals)
Generation Related Deferrals	$17	$3	$14	$(33)	$7	$(40)
Distribution Related Deferrals	6	7	(1)	18	25	(7)
All Other	2	4	(2)	47	5	42

Pennsylvania Amortization (Deferrals)
PJM transmission costs	$(20)	$61	$(81)	$(4)	$92	$(96)
NUG costs	15	23	(8)	38	64	(26)
All Other	22	20	2	67	67	-

New Jersey Amortization (Deferrals)
NUG costs	$81	$72	$9	$207	$198	$9
All Other	19	23	(4)	44	66	(22)

Total Amortization, net	$176	$261	$(85)	$549	$767	$(218)

Consolidated Report to the Financial Community - 3rd Quarter 2010	13

FirstEnergy Corp.
Statistical Summary

Electric Sales Statistics (kWh in millions)
		Three Months Ended September 30			Nine Months Ended September 30
Electric Distribution Deliveries		2010	2009	Change	2010	2009	Change

Ohio	- Residential	4,991	4,083	22.2%	13,521	12,599	7.3%
	- Commercial	3,841	3,647	5.3%	10,927	10,695	2.2%
	- Industrial	5,476	4,813	13.8%	15,647	13,849	13.0%
	- Other	87	82	6.1%	261	262	-0.4%
	Total Ohio	14,395	12,625	14.0%	40,356	37,405	7.9%
Pennsylvania	- Residential	3,088	2,702	14.3%	9,046	8,637	4.7%
	- Commercial	2,983	2,833	5.3%	8,620	8,266	4.3%
	- Industrial	2,337	2,201	6.2%	6,906	6,480	6.6%
	- Other	20	20	0.0%	62	60	3.3%
	Total Pennsylvania	8,428	7,756	8.7%	24,634	23,443	5.1%
New Jersey	- Residential	3,254	2,727	19.3%	7,875	7,123	10.6%
	- Commercial	2,700	2,568	5.1%	7,268	7,060	2.9%
	- Industrial	660	616	7.1%	1,911	1,855	3.0%
	- Other	23	22	4.5%	67	65	3.1%
	Total New Jersey	6,637	5,933	11.9%	17,121	16,103	6.3%
Total Residential		11,333	9,512	19.1%	30,442	28,359	7.3%
Total Commercial		9,524	9,048	5.3%	26,815	26,021	3.1%
Total Industrial		8,473	7,630	11.0%	24,464	22,184	10.3%
Total Other		130	124	4.8%	390	387	0.8%
Total Distribution Deliveries		29,460	26,314	12.0%	82,111	76,951	6.7%

Generation Sales - Franchise (kWh in millions)
			Three Months Ended September 30			Nine Months Ended September 30
			2010	2009	Change	2010	2009	Change
Ohio
FES	- POLR		3,665	6,231	-41.2%	11,624	25,523	-54.5%
	- Direct		4,243	1,507	181.6%	11,485	1,507	662.1%
	- Aggregation		3,714	435	753.8%	9,097	435	1991.3%
	Subtotal		11,622	8,173	42.2%	32,206	27,465	17.3%

3rd Party	- POLR		1,456	3,797	-61.7%	4,638	9,273	-50.0%
	- Shopping		1,317	655	101.1%	3,512	667	426.5%
	Subtotal		2,773	4,452	-37.7%	8,150	9,940	-18.0%
		Total - OH	14,395	12,625	14.0%	40,356	37,405	7.9%

Pennsylvania
FES	- POLR		4,366	3,811	14.6%	12,455	11,958	4.2%
	- Direct		487	420	16.0%	1,449	1,206	20.1%
	Subtotal		4,853	4,231	14.7%	13,904	13,164	5.6%

3rd Party	- POLR		3,213	3,284	-2.2%	9,857	9,535	3.4%
	- Shopping		362	241	50.2%	873	744	17.3%
	Subtotal		3,575	3,525	1.4%	10,730	10,279	4.4%
		Total - PA	8,428	7,756	8.7%	24,634	23,443	5.1%

New Jersey
FES	- Direct		131	77	70.1%	335	133	151.9%
	Subtotal		131	77	70.1%	335	133	151.9%

3rd Party	- POLR		4,469	4,283	4.3%	11,426	12,026	-5.0%
	- Shopping		2,037	1,573	29.5%	5,360	3,944	35.9%
	Subtotal		6,506	5,856	11.1%	16,786	15,970	5.1%
		Total - NJ	6,637	5,933	11.9%	17,121	16,103	6.3%

Summary
FES - POLR			8,031	10,042	-20.0%	24,079	37,481	-35.8%
FES - Direct			4,861	2,004	142.6%	13,269	2,846	366.2%
FES - Aggregation			3,714	435	753.8%	9,097	435	1991.3%
		Subtotal	16,606	12,481	33.1%	46,445	40,762	13.9%

3rd Party Suppliers - POLR			9,138	11,364	-19.6%	25,921	30,834	-15.9%
3rd Party Suppliers - Shopping			3,716	2,469	50.5%	9,745	5,355	82.0%
		Subtotal	12,854	13,833	-7.1%	35,666	36,189	-1.4%
	Total Franchise		29,460	26,314	12.0%	82,111	76,951	6.7%

Consolidated Report to the Financial Community - 3rd Quarter 2010	14

FirstEnergy Corp.
Statistical Summary

Summary of Sales, Power Purchases and Generation Output (kWh in millions)
	Three Months Ended September 30			Nine Months Ended September 30
FES Sales	2010	2009	Change	2010	2009	Change
POLR
- OH	3,665	6,231	(2,566)	11,624	25,523	(13,899)
- PA	7,707	4,206	3,501	22,665	12,353	10,312
- PA (ME/PN 3rd Party Contract)	(2,763)	-	(2,763)	(8,309)	-	(8,309)
Total POLR	8,609	10,437	(1,828)	25,980	37,876	(11,896)

Direct
- OH	5,174	1,535	3,639	13,549	1,541	12,008
- PA	1,157	940	217	3,265	2,657	608
- NJ	382	236	146	1,016	361	655
- MI	438	2	436	1,126	11	1,115
- IL	611	290	321	1,601	537	1,064
- MD	81	62	19	208	123	85
Total Direct	7,843	3,065	4,778	20,765	5,230	15,535

Aggregation
- OH	3,765	435	3,330	9,150	435	8,715
Total Aggregation	3,765	435	3,330	9,150	435	8,715
Total FES Sales	20,217	13,937	6,280	55,895	43,541	12,354

Wholesale Sales
MISO	1,992	3,620	(1,628)	3,949	8,604	(4,655)
PJM	843	207	636	1,451	1,149	302
Total Wholesale Sales	2,835	3,827	(992)	5,400	9,753	(4,353)

Purchased Power
MISO	281	-	281	1,142	1,407	(265)
PJM	3,376	1,507	1,869	7,907	4,781	3,126
Total Purchased Power	3,657	1,507	2,150	9,049	6,188	2,861

Generation Output
Fossil	12,181	8,793	3,388	33,005	28,156	4,849
Nuclear	8,670	8,699	(29)	22,876	22,055	821
Total Generation Output	20,851	17,492	3,359	55,881	50,211	5,670

Operating Statistics	Three Months Ended Sep. 30			Nine Months Ended Sept. 30
	2010	2009		2010	2009
Capacity Factors:
Nuclear	98%	99%		87%	84%
Fossil - Baseload	83%	72%		72%	74%
Fossil - Load Following	55%	23%		57%	31%
Generation Output:
Nuclear	42%	51%		42%	45%
Fossil - Baseload	39%	41%		38%	43%
Fossil - Load Following	18%	9%		21%	12%
Peaking	1%	0%		0%	0%

	Three Months Ended Sep. 30			Nine Months Ended Sep. 30
	2010	2009	Normal	2010	2009	Normal
Composite Heating-Degree-Days	51	70	90	3,240	3,630	3,614
Composite Cooling-Degree-Days	862	538	649	1,242	734	885

Consolidated Report to the Financial Community - 3rd Quarter 2010	15

FirstEnergy Corp.
Special Items, EPS Reconciliations and Liquidity
 (In millions, except for per share amounts)

Special Items
	Three Months Ended September 30			Nine Months Ended September 30
	2010		2009	2010	2009
Pre-tax Items - Income Increase (Decrease)
Regulatory charges (a)	$(12)		$(2)	$(52)	$(263)
Trust securities impairment (b)	(2)		17	(21)	(22)
Organizational restructuring/strike costs (c)	-		(37)	-	(67)
Lake plant charges (d)	(292)		-	(292)	-
Non-core asset sales/impairments (d)	-		-	(9)	254
Merger transaction costs (c)	(15)		-	(36)	-
Litigation settlement (c)	-		-	7	-
Derivative mark-to-market adjustment (e)	(13)		-	(30)	-
Debt redemption premium/hedge write-off (f)	-		(139)	-	(142)
Total-Pretax Items	$(334)		$(161)	$(433)	$(240)
Income tax charge/Income tax resolution	$-		$-	$(13)	$13
EPS Effect	$(0.69)		$(0.34)	$(0.95)	$(0.48)
(a)
For YTD 2010, $35 million included in "Amortization of regulatory assets"; $17 million included in "Other operating expenses". For YTD 2009, $216 million included in "Amortization of regulatory assets"; $37 million included in "Other operating expenses"; $10 million included in "Purchased Power"
		(d)	For YTD 2010, $294 million included in "Impairment of long-lived assets"; $7 million included in "Depreciation". For YTD 2009, included in "Revenues - Unregulated businesses"
(b) Included in "Investment income"		(e)	For YTD 2010 $43 million included in "Purchased power"; $(13) million included in "Revenues - Unregulated businesses".
(c)	For YTD 2010 included in "Other operating expenses". For YTD 2009, $65 million included in "Other operating expenses"; $2 million included in "General taxes".	(f)	Included in "Interest expense"

2010 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)
	Three Months Ended September 30		Nine Months Ended September 30
	2010	2009	2010	2009	2010 Guidance
Basic EPS (GAAP basis)	$0.59	$0.77	$1.97	$2.52	$2.62 - $2.72
Excluding Special Items:
Regulatory charges	0.02	-	0.11	0.56	0.11
Trust securities impairment	-	(0.03)	0.04	0.04	0.04
Organizational restructuring/strike costs	-	0.07	-	0.14	-
Debt redemption premiums	-	0.30	-	0.30	-
Income tax resolution	-	-	-	(0.04)	-
Income tax charge - retiree drug change	-	-	0.04	-	0.04
Merger transaction costs	0.04	-	0.09	-	0.12
Litigation settlement	-	-	(0.01)	-	(0.01)
Non-core asset sales/impairments	-	-	0.02	(0.52)	0.02
Lake plant charges	0.60	-	0.60	-	0.60
Derivative mark-to-market adjustment	0.03	-	0.06	-	0.06
Basic EPS (Non-GAAP basis)	$1.28	$1.11	$2.92	$3.00	$3.60 - $3.70

Liquidity position as of October 22, 2010

Company	Type	Maturity	Amount (M)	Available (M)
FirstEnergy(1)	Revolving	Aug. 2012	$2,750	$1,650
FirstEnergy Solutions	Term Loan	Mar. 2011	100	-
OH & PA Utilities	Receivables Financing	Various(2)	395	245
(1) FirstEnergy Corp. and subsidiary borrowers		Subtotal:	$3,245	$1,895
(2) OH - $250M matures March 30, 2011; PA $145M matures December 17, 2010		Cash:	-	911
		Total:	$3,245	$2,806

Consolidated Report to the Financial Community - 3rd Quarter 2010	16

2011 Earnings Drivers

These items represent a high-level summary of selected items that are expected to impact FirstEnergy earnings in 2011. These estimates are presented on a pre-tax basis. These items are not intended to provide earnings guidance, are not all-inclusive of potential 2011 earnings drivers, and are subject to change.

Estimated Impact
($ millions) positive variance = favorable, negative variance = unfavorable
Competitive Operations
Retail Sales
2010 ME/PN Partial Requirements Agreement revenues (28.8M MWH) less third party purchases in PJM (20.3M MWH)	($370 - $380)
All other retail sales revenues (Direct Sales, Governmental Aggregation and POLR)	$600 - $660
Fuel and Purchased Power Increase in other purchased power expenses offset by reduced fuel expenses, primarily related to reduced generation output and Signal Peak margin	$170 - $135
Net RTO Related Items Net ancillary, congestion, capacity revenues and expenses	($185 - $200)
Retail Related Expenses Expenses associated with execution of our retail strategy	($15 - $20)
Planned Outages
Includes additional planned nuclear outage in 2011 due to acceleration of Davis-Besse reactor head replacement	($35 – $40)
Depreciation AQC assets placed in service increase depreciation, partially offset by Lake Plants' impairment effect	($30 – $35)
Regulated Operations
Distribution Deliveries Distribution deliveries are expected to be 107.4 M MWH in 2011	($15) - $15
Corporate/Finance
O&M Non-fuel, non-outage O&M expenses including employee benefits expected to be flat in 2011 compared to 2010	Flat
Capitalized Interest Completion of AQC project	($80 – $90)

Consolidated Report to the Financial Community - 3rd Quarter 2010	17

2011 Capital Expenditures

($ millions)	2010F*	2011F**
Base Capital:
FE Utilities	$722	$620
FE Generation	907	550
Corporate	58	50
Subtotal	$1,687	$1,220
Mandatory Projects:
Transmission - RTEP	$63	$100
Energy Efficiency	5	10
Subtotal	$68	$110
Accelerated Timeline:
Davis-Besse Reactor Head Replacement	$23	$90
Subtotal	$23	$90
	$1,778	$1,420

*As of September 30, 2010
**Capital Expenditures are estimated and subject to review and approval by FirstEnergy Board of Directors
2011 Cash Flow

($ millions)	Consolidated
Cash Flow Forecast	2011F*
Operating Cash Flow (GAAP)	$2,760 - $2,860
Less: Capital Expenditures	(1,420)
Less: Nuclear Fuel	(170)
Less: Common Dividends**	(670)
Free Cash Flow (Non- GAAP)	$500 - $600

*As of September 30, 2010
** Dividends declared from time to time on FirstEnergy’s common stock during any annual period may in aggregate vary from the indicated amount due to circumstances considered by FirstEnergy’s Board of Directors at the time of the actual declarations
2010 and 2011 Retail Sales

($ millions)
2011 Retail Sales	2010 Retail Sales
Contracted Sales	Contracted Sales
Direct -- 27.2 M MWH	Direct -- 27.7 M MWH
Gov Agg. -- 9.5 M MWH	Gov Agg. -- 12.4 M MWH
POLR -- 16.9 M MWH	POLR -- 18.3 M MWH
Total of 53.6 M MWH contracted @ $60.54	PRA -- 28.8 M MWH
Sales Not Contracted	Total of 87.2 M MWH contracted @ $55.72
Direct -- 7.5 M MWH
Gov Agg. -- 5.5 M MWH
POLR -- 4.6 M MWH
Total of 17.6 M MWH not contracted at estimated
fixed prices ranging from $52 to $65/MWH

Consolidated Report to the Financial Community - 3rd Quarter 2010	18

FirstEnergy Solutions
2010 Sources & Uses of Power

2010F Uses	Retail – Franchise		Retail – Non Franchise		Wholesale &
(M MWH)	MISO	PJM	MISO	PJM	Balancing	Total
Direct	17.0	0.1	5.9	4.8		27.8
Aggregation	12.7		0.1			12.8
POLR / PRA	15.8	28.8		2.5		47.1
Wholesale					9.5 (1)	9.5
Total Uses	45.5	28.9	6.0	7.3	9.5	97.2

2010F Sources	Retail – Franchise		Retail – Non Franchise		Wholesale &
	MISO	PJM	MISO	PJM	Balancing	Total
Generation	45.5	15.9	6.0	-	7.2 (1)(2)	74.6
Purchases		13.0		7.3	4.7	25.0
Total Sources	45.5	28.9	6.0	7.3	11.9	99.6

(1)	Portfolio balancing sales and purchases; excludes MTM contracts in MISO
(2)	Supply of distribution line losses and Seneca pumping
As of October 20, 2010

2011 Sources & Uses of Power

2011F Uses	Retail – Franchise		Retail – Non Franchise		Wholesale &
(M MWH)	MISO	PJM	MISO	PJM	Balancing	Total
Direct	7.9	14.3	6.3	6.2		34.7
Aggregation	5.6	8.4	0.4	0.6		15.0
POLR / PRA	5.4	9.2	-	6.9		21.5
Wholesale					7.5 (1)	9.7
Total Uses	18.9	31.9	6.7	13.7	7.5	78.7

2011F Sources	Retail – Franchise		Retail – Non Franchise		Wholesale &
	MISO	PJM	MISO	PJM	Balancing	Total
Generation	18.9	31.9	3.3	13.7	2.4 (1)(2)	70.2
Purchases			3.4		8.7	12.1
Total Sources	18.9	31.9	6.7	13.7	11.1	82.3

(1)	Portfolio balancing sales and purchases; excludes MTM contracts in MISO
(2)	Supply of distribution line losses and Seneca pumping
As of October 20, 2010

Consolidated Report to the Financial Community - 3rd Quarter 2010	19

Recent Developments

Merger Matters

Federal Energy Regulatory Commission (FERC)
On May 11, 2010, FirstEnergy (FE) and Allegheny Energy (AYE) filed an application with FERC for approval of their proposed merger. Under the Federal Power Act, FERC has 180 days to rule on a completed merger application. FE and AYE submitted additional information regarding the merger application on June 21, 2010 in response to a request by FERC. Interventions and protests were filed with FERC on July 12, 2010. On July 27, 2010, FE filed additional information with FERC in response to the interventions. FERC is expected to complete its review in sufficient time to meet the anticipated merger closing schedule in the first half of 2011.

Hart-Scott-Rodino (HSR) Act Filings
On May 25, 2010, FE and AYE made HSR filings with the Department of Justice (DOJ) and Federal Trade Commission. On June 24, 2010, FE and AYE each received a request for additional information from the DOJ.  FE and AYE continue to cooperate with the DOJ and expect the DOJ to complete its review in sufficient time to meet the anticipated merger closing schedule.

State Regulatory Filings
On September 9, 2010, the Virginia State Corporation Commission (SCC) approved a petition for the FirstEnergy-Allegheny Energy merger. FE and AYE filed their initial merger applications with the SCC on June 4, 2010.

Shareholder Vote
Both FE’s and AYE’s special shareholder meetings were held on September 14, 2010.  FE shareholders approved the issuance of shares of FE common stock in the merger and the other transactions contemplated by the merger agreement and approved the amendment of the articles of incorporation to increase the authorized number of shares of common stock. The total votes cast at the FE special meeting represented approximately 80% of FE’s outstanding shares of common stock, of which 97% voted in favor of the proposals. AYE shareholders approved the merger at their special shareholder meeting. The total votes represented 80% of AYE’s outstanding shares, of which 99% voted in favor of the merger.

Pennsylvania Settlement
On October 25, 2010, FE and AYE filed a comprehensive settlement with the Pennsylvania Public Utility Commission (PPUC) that addresses issues raised by 18 of the parties to the merger.  The filing includes additional commitments related to employment levels, including a five-year commitment to maintain at least 800 jobs in Greensburg and Westmoreland County for the first year after the merger close, 675 jobs for the following 12 months, 650 jobs for the next year and 600 jobs for each of the next two years.  The settlement also provides nearly $11 million in distribution rate credits for West Penn Power customers, a distribution rate freeze for FE's current Pennsylvania utility customers and support for renewable and sustainable energy and customer choice.  The settlement is subject to approval by the PPUC, and does not resolve issues raised by parties who did not join in the settlement.

Financial Matters

Dividend
On July 20, 2010, the Board of Directors (BOD) of FE declared an unchanged quarterly dividend of 55 cents per share of outstanding common stock.  The dividend was paid September 1, 2010, to shareholders of record as of August 6, 2010.

On September 21, 2010, the FE BOD declared an unchanged quarterly dividend of 55 cents per share of outstanding common stock.  The dividend is payable December 1, 2010, to shareholders of record as of November 5, 2010.

Consolidated Report to the Financial Community - 3rd Quarter 2010	20

Financing Activities
On August 20, 2010, FES completed the remarketing of $250 million of Pollution Control Revenue Bonds (PCRBs).  Of the $250 million, $235 million of PCRBs were successfully converted from a variable interest rate to a fixed interest rate. The interest rate conversion minimizes financial risk by converting the long-term debt into a fixed rate and, as a result, reducing exposure to variable interest rates over the short-term.  The remaining $15 million of PCRBs continue at a fixed interest rate mode.  The $235 million series now bear a per-annum rate of 2.25% and are subject to mandatory purchase on June 3, 2013.  The $15 million now bear a per-annum rate of 1.5% and are subject to mandatory purchase on June 1, 2011.

On October 1, 2010, FES completed the refinancing and remarketing of six series of PCRBs totaling $313 million.  These series were converted from a variable interest rate to a fixed interest rate of 3.375% per-annum and are subject to mandatory purchase on July 1, 2015.

On October 22, 2010, Signal Peak Energy and Global Rail Group completed a $350 million Senior Secured Term Loan Facility.  The two-year loan is guaranteed by FE and affiliates of the Boich companies.  The proceeds from the loan were used to repay bank borrowings and debt owed to FE with the balance to be used for other general purposes.

Regulatory Matters

Ohio Electric Security Plan (ESP)
On August 25, 2010, the Public Utilities Commission of Ohio (PUCO) adopted a Combined Stipulation in the second ESP for Ohio Edison Company, Cleveland Electric Illuminating Company and The Toledo Edison Company (Ohio Utilities) effective June 1, 2011 through May 31, 2014. Under the ESP, among other provisions, the Ohio Utilities will have no overall increase to base distribution rates during the plan period. Generation rates for the annual delivery periods during the plan will be determined through a competitive bid process (CBP) which will be conducted every October and January for generation service through May 31, 2014.  The ESP also establishes a Delivery Capital Recovery Rider effective January 1, 2012, through May 31, 2014, provides for recovery of Midwest ISO (MISO) transmission expansion planning charges, and a commitment that customers will not pay certain costs related to transmission projects approved by PJM for the longer of a five-year period from June 1, 2011 through May 31, 2016 or when the amount of cost avoided by customers for certain types of products total $360 million (dependent on the outcome of certain PJM proceedings) for projects approved prior to June 2011.

Ohio Generation Auction
On October 20, 2010, the Ohio Utilities conducted the first in a series of auctions to procure generation for customers who choose not to shop with an alternative supplier for delivery beginning June 1, 2011 through May 31, 2014.  The auction consisted of one, two and three-year products.  Fifty tranches in total were acquired through this auction.  Seventeen tranches of the one-year product were acquired at a clearing price of $54.55 per MWh; seventeen tranches of the two-year product were acquired at a clearing price of $54.10 per MWh; and sixteen tranches of the three-year product were acquired at a clearing price of $56.58 per MWh.  There were ten registered bidders that participated in the auction, with four bidders winning tranches in the auction.  FES participated and was the winning bidder for ten tranches of the one-year product; seven tranches of the two-year product; and three tranches of the three-year product.  The auction consisted of twelve rounds.  On October 22, 2010, the PUCO accepted the results of the auction. The next auction is scheduled for January 2011.

 Significantly Excessive Earnings Test (SEET)
As required by the PUCO for all electric utilities in the state, the Ohio Utilities filed a SEET application on September 1, 2010.  The application requested that the PUCO determine that there were no significantly excessive earnings in 2009. On September 22, 2010 the PUCO issued the procedural schedule with the hearing set to commence on November 3, 2010.

Consolidated Report to the Financial Community - 3rd Quarter 2010	21

Met-Ed and Penelec Default Service Plan
On October 20, 2010, the PPUC approved the results of the final of four auctions held to procure the default service requirements for Met-Ed and Penelec customers who choose not to shop with an alternative supplier.  For the five-month period of January 1, 2011 to May 31, 2011, the tranche-weighted average prices ($/MWh) for Met-Ed’s residential and commercial classes were $67.10 and $68.28, respectively; Penelec’s tranche-weighted average prices were $55.76 and $58.24 for its residential and commercial classes, respectively.  The October 2010 auction is the second of four auctions to procure commercial default service requirements for the 12-month period of June 1, 2011 to May 31, 2012 and residential requirements for the 24-month period of June 1, 2011 to May 31, 2013.   For Met-Ed and Penelec commercial customers the tranche-weighted average price ($/MWh) was $63.97 and $54.33, respectively, and for residential customers the tranche-weighted average price was $66.66 and $55.74, respectively.  In addition, the October 2010 auction procured supply for Met-Ed and Penelec industrial customers opting in to Fixed Price Service.  For Met-Ed and Penelec, the average 12-month price ($/MWh) was $95.00 and $83.73, respectively.  The remaining two auctions for these products will be conducted in January 2011 and March 2011.

On October 20, 2010, the PPUC also approved the default service Request For Proposal for the Residential Fixed Block On-Peak and Off-Peak energy products.  For Penelec, the average price ($/MWh) for On-Peak and Off-Peak was $47.25 and $38.62, respectively.  For Met-Ed, the average price ($/MWh) for On-Peak and Off-Peak was $55.07 and $40.81, respectively.

Department of Energy (DOE) Smart Grid Grants
On June 3, 2010, FE and the DOE signed grants totaling $57.4 million that were awarded as part of the American Recovery and Reinvestment Act to introduce smart grid technologies in targeted areas in Pennsylvania, Ohio, and New Jersey.  The DOE grants represent 50% of the funding for approximately $115 million FE plans to invest in smart grid technologies. The PPUC and the State of New Jersey Board of Public Utilities previously approved recovery for the remaining portion of smart grid costs, and FE has begun implementing smart grid programs in Pennsylvania and New Jersey.  The PUCO issued an order on June 30, 2010, approving FE’s smart grid program, but FE delayed implementation of the Ohio Smart Grid pilot program until there was more certainty regarding cost recovery for the portion of the costs not covered by the grant.  On August 25, 2010 the PUCO approved cost recovery for the Ohio program as part of the ESP.

Pennsylvania Power Company (Penn Power) Default Service Plan
On July 23, 2010, Penn Power filed a settlement for approval of its Default Service Plan for the period of June 1, 2011 through May 31, 2013.  The application was initially filed with the PPUC in February of 2010. On October 21, 2010, the PPUC adopted a motion to approve the settlement.

Operational Matters

Plant Operational Changes
On August 12, 2010, FirstEnergy Generation Corp. (FGCO) announced that it would be making operational changes to some of its smaller coal-fired units in response to the continued slow economy, the lower demand for electricity and uncertainty related to proposed new federal environmental regulations.  The units affected are Bay Shore units 2-4, Eastlake units 1-4, the Lake Shore Plant, and the Ashtabula Plant, which total 1,620 MW of capacity; in 2009 they produced approximately 6.8% of FGCO’s total generation output.  From September 2010 through August 2011, the affected units will operate with minimum three-day notice and in response to consumer demand.  Beginning in September 2011, the Bay Shore and Eastlake units (1,131 MW) will only be available during summer and winter months, and Ashtabula and Lake Shore will be temporarily idled (489 MW).  The proposed changes are subject to review by MISO, PJM and the independent market monitor.  FGCO recognized an impairment of $292 million related to these assets in the third quarter of 2010.

Davis-Besse License Renewal
On August 30, 2010, FirstEnergy Nuclear Operating Company (FENOC) submitted an application to the Nuclear Regulatory Commission (NRC) for renewal of the Davis-Besse Nuclear Power Station (908 MW) operating license.  By a letter dated October 18, 2010, the NRC determined that the Davis-Besse license renewal application

Consolidated Report to the Financial Community - 3rd Quarter 2010	22

was complete and acceptable for docketing and further review. Davis-Besse currently is licensed until 2017; if approved the renewal would extend operations for an additional 20 years, until 2037.

Beaver Valley Refueling
On October 2, 2010, Beaver Valley Nuclear Power Station Unit 1 (911 MW) began its scheduled refueling and maintenance outage.  During the outage FENOC plans to exchange 60 of the 157 fuel assemblies, conduct safety inspections, replace one of three reactor cooling pump motors, and perform routine maintenance work.  The outage is expected to be completed in late October.

Fremont Plant
During the third quarter, FGCO re-evaluated the schedule for completing the Fremont Plant (707 MW) due to current market conditions and the extension of the tax incentives included in the federal legislation through 2011.  As a result, FGCO is extending the plant’s completion beyond 2010 to reduce overtime labor cost and outside contractor spend for the remainder of the project.  We expect the extension of the completion schedule to add $33 million to the 2011 capital budget.

Consolidated Report to the Financial Community - 3rd Quarter 2010	23

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Pennsylvania, the impact of the regulatory process on the pending matters in Ohio, Pennsylvania and New Jersey, business and regulatory impacts from American Transmission Systems, Incorporated's realignment into PJM Interconnection, L.L.C., economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, financial derivative reforms that could increase our liquidity needs and collateral costs, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy's regulated utilities to collect transition and other charges or to recover increased transmission costs, operating and maintenance costs being higher than anticipated, other legislative and regulatory changes, revised environmental requirements, including possible greenhouse gas emission and coal combustion regulations, the potential impacts of the U.S. Court of Appeals' July 11, 2008 decision requiring revisions to the Clean Air Interstate Rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated or that certain generating units may need to be shut down) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other similar potential regulatory initiatives or actions, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission, Metropolitan Edison Company's and Pennsylvania Electric Company's transmission service charge filings with the Pennsylvania Public Utility Commission, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy's nuclear decommissioning trusts, pension trusts and other trust funds, and cause it to make additional contributions sooner, or in an amount that is larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy's financing plan and the cost of such capital, changes in general economic conditions affecting the company, the state of the capital and credit markets affecting the company, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy's access to financing or its costs or increase its requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees, the continuing decline of the national and regional economy and its impact on the company's major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy does business, the expected timing and likelihood of completion of the proposed merger with Allegheny Energy, Inc., including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the merger, the diversion of management's time and attention from our ongoing business during this time period, the ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect and the risks and other factors discussed from time to time in its Securities and Exchange Commission filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

Consolidated Report to the Financial Community - 3rd Quarter 2010	24